Exhibit 4.16

To:

Board of Directors of NIO Inc.;

Board of Directors of NIO Co., Ltd. (the “WFOE”); and

Board of Directors of Beijing NIO Network Technology Co., Ltd. (the “Beijing NIO Network”)

CONSENT LETTER

I, Yizhi WANG, a citizen of the People’s Republic of China (the “PRC”) (PRC Identification No.: ********), am the lawful spouse of Bin LI (a PRC citizen with PRC Identification No.: ********, and hereinafter referred to as “my spouse”). I hereby acknowledge that I am aware of, and unconditionally and irrevocably consent to, the execution of the following documents by my spouse and/or Beijing NIO Network in which my spouse directly owns equity interest, and agree that my spouse may dispose of the equities in Beijing NIO Network owned by my spouse and any interests attached thereto in accordance with the provisions of the Controlling Agreements:

1.	the Exclusive Business Cooperation Agreement executed by and between Beijing NIO Network and the WFOE on April 12, 2021;

2.	the Exclusive Option Agreement executed by and among Bin LI, the WFOE and Beijing NIO Network on April 12, 2021;

3.	the Equity Interest Pledge Agreement executed by and among Bin LI, the WFOE and Beijing NIO Network on April 12, 2021;

4.	the Loan Agreement executed by and between Bin LI and the WFOE on April 12, 2021;

5.	the Power of Attorney issued by Bin LI to the WFOE on April 12, 2021;

6.	the Confirmation and Commitment Letter signed by Bin LI on April 12, 2021; and

7.

any modification, amendment and/or supplementary agreement to be subsequently executed by the relevant parties from time to time in connection with the documents set forth in above sections 1 to 6 (the documents described in above sections 1 to 7 are collectively referred to as the “Controlling Agreements”).

I hereby acknowledge and confirm that the equity interests held by my spouse in Beijing NIO Network now and in the future and any interests attached thereto are my spouse’s personal property and do not constitute communal property jointly owned by me and my spouse, and that my spouse has the right to dispose of such equities and any interests attached thereto at his sole discretion. I hereby unconditionally and irrevocably waive any rights or interests to/in such equities and corresponding assets thereof which may be granted to me under any applicable laws, undertake that I will not make any claim in respect of such equities and their corresponding assets (including a claim that such equities and assets corresponding thereto constitute the communal property jointly owned by me and my spouse, and a claim, on basis of the foresaid claim, for participation in the daily operation, management and voting affairs of Beijing NIO Network, or other form of influence on my spouse’s decisions in relation to such equities and attached interests). I hereby further acknowledge that my spouse is entitled to own and perform his rights and obligations under the Controlling Agreements at his sole discretion, and that neither my spouse’s performance, further amendment or termination of the Controlling Agreements nor his execution of any other documents in substitution for any of the Controlling Agreements shall require my further authorization or consent.

I hereby undertake that I will execute all necessary documents and take all necessary actions to ensure the due performance of the Controlling Agreements (as amended from time to time).

I hereby agree and undertake that I will not conduct any act that conflicts with the arrangements under the Controlling Agreements or this Consent Letter at any time. In the event that I obtain any equities of Beijing NIO Network and any interests attached thereto for any reason, then: I shall be bound by the Controlling Agreements (as amended from time to time) and comply with my obligations as a shareholder of Beijing NIO Network under the Controlling Agreements (as amended from time to time); and, for such purpose, I shall, upon WFOE’s request, execute a series of written documents in substantially the same form and substance as that of the Controlling Agreements (as amended from time to time).

I hereby further acknowledge, undertake and warrant that my spouse shall, in any circumstances (including but not limited to a divorce between me and my spouse), have the right to dispose of the equity interests which he owns in Beijing NIO Network and the assets corresponding thereto at his sole discretion, and that I will not take any action that may affect or interfere with my spouse’s performance of his obligations under the Controlling Agreements (including but not limited to a claim for any equities of Beijing NIO Network or any rights which are obtained through controlling contractual arrangement).

In the event of any dispute arising from the performance of this Consent Letter or in connection with this Consent Letter, either I or any party having interest herein is entitled to submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the arbitration rules. The claimant and the respondent shall respectively appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through negotiations or designated by Shanghai International Economic and Trade Arbitration Commission. The arbitration proceedings shall be conducted in Chinese in a confidential manner. The arbitration award shall be final and binding upon the parties thereto. Under appropriate circumstances, the arbitration tribunal or arbitrators may award compensation, injunctive relief in respect of each party’s equities, assets, property rights or land assets in accordance with the dispute resolution clause and/or applicable PRC laws, including restriction on conduct of business, restriction or prohibition of transfer or sale of equities or assets, or proposal for the winding-up of the party concerned. In addition, in the course of forming the tribunal, either I or the interested party shall have the right to file an application to any court with competent jurisdiction (including courts in Hong Kong, Cayman Islands and places of incorporation of the interested party (namely Beijing, China and Shanghai, China) and places where either my or the interested party’s main assets are located) for the grant of temporary reliefs. During the arbitration proceeding, this Consent Letter shall continue to be valid except for the part which is disputed by either the interested party or me and subject to arbitration.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

(Signature Page of the Consent Letter)

Signature:	/s/ Yizhi WANG
Name:	Yizhi WANG

April 12, 2021

Bin LI hereby agrees and accepts this Consent Letter:

Signed by:	/s/ Bin Li

Name:	Bin Li

NIO Inc.

Signed by:	/s/ Bin Li

Name:	Bin Li
Title:	Chairman

NIO Co., Ltd. and Beijing NIO Network Technology Co., Ltd. hereby agree and acknowledge this Consent Letter:

NIO Co., Ltd. (seal)

Signed by:	/s/ Lihong Qin

Name:	Lihong Qin
Title:	Legal Representative

Beijing NIO Network Technology Co., Ltd. (seal)

Signed by:	/s/ Lihong Qin

Name:	Lihong Qin
Title:	Legal Representative

To:

Board of Directors of NIO Inc.;

Board of Directors of NIO Co., Ltd. (the “WFOE”); and

Board of Directors of Beijing NIO Network Technology Co., Ltd. (the “Beijing NIO Network”)

CONSENT LETTER

I, Zhen CHANG, a citizen of the People’s Republic of China (the “PRC”) (PRC Identification No.: ********), am the lawful spouse of Lihong QIN (a PRC citizen with PRC Identification No.: ********, and hereinafter referred to as “my spouse”). I hereby acknowledge that I am aware of, and unconditionally and irrevocably consent to, the execution of the following documents by my spouse and/or Beijing NIO Network in which my spouse directly owns equity interest, and agree that my spouse may dispose of the equities in Beijing NIO Network owned by my spouse and any interests attached thereto in accordance with the provisions of the Controlling Agreements:

8.	the Exclusive Business Cooperation Agreement executed by and between Beijing NIO Network and the WFOE on April 12, 2021;

9.	the Exclusive Option Agreement executed by and among Lihong QIN, the WFOE and Beijing NIO Network on April 12, 2021;

10.	the Equity Interest Pledge Agreement executed by and among Lihong QIN, the WFOE and Beijing NIO Network on April 12, 2021;

11.	the Loan Agreement executed by and between Lihong QIN and the WFOE on April 12, 2021;

12.	the Power of Attorney issued by Lihong QIN to the WFOE on April 12, 2021;

13.	the Confirmation and Commitment Letter signed by Lihong QIN on April 12, 2021; and

14.

any modification, amendment and/or supplementary agreement to be subsequently executed by the relevant parties from time to time in connection with the documents set forth in above sections 1 to 6 (the documents described in above sections 1 to 7 are collectively referred to as the “Controlling Agreements”).

I hereby acknowledge and confirm that the equity interests held by my spouse in Beijing NIO Network now and in the future and any interests attached thereto are my spouse’s personal property and do not constitute communal property jointly owned by me and my spouse, and that my spouse has the right to dispose of such equities and any interests attached thereto at his sole discretion. I hereby unconditionally and irrevocably waive any rights or interests to/in such equities and corresponding assets thereof which may be granted to me under any applicable laws, undertake that I will not make any claim in respect of such equities and their corresponding assets (including a claim that such equities and assets corresponding thereto constitute the communal property jointly owned by me and my spouse, and a claim, on basis of the foresaid claim, for participation in the daily operation, management and voting affairs of Beijing NIO Network, or other form of influence on my spouse’s decisions in relation to such equities and attached interests). I hereby further acknowledge that my spouse is entitled to own and perform his rights and obligations under the Controlling Agreements at his sole discretion, and that neither my spouse’s performance, further amendment or termination of the Controlling Agreements nor his execution of any other documents in substitution for any of the Controlling Agreements shall require my further authorization or consent.

I hereby undertake that I will execute all necessary documents and take all necessary actions to ensure the due performance of the Controlling Agreements (as amended from time to time).

I hereby agree and undertake that I will not conduct any act that conflicts with the arrangements under the Controlling Agreements or this Consent Letter at any time. In the event that I obtain any equities of Beijing NIO Network and any interests attached thereto for any reason, then: I shall be bound by the Controlling Agreements (as amended from time to time) and comply with my obligations as a shareholder of Beijing NIO Network under the Controlling Agreements (as amended from time to time); and, for such purpose, I shall, upon WFOE’s request, execute a series of written documents in substantially the same form and substance as that of the Controlling Agreements (as amended from time to time).

I hereby further acknowledge, undertake and warrant that my spouse shall, in any circumstances (including but not limited to a divorce between me and my spouse), have the right to dispose of the equity interests which he owns in Beijing NIO Network and the assets corresponding thereto at his sole discretion, and that I will not take any action that may affect or interfere with my spouse’s performance of his obligations under the Controlling Agreements (including but not limited to a claim for any equities of Beijing NIO Network or any rights which are obtained through controlling contractual arrangement).

In the event of any dispute arising from the performance of this Consent Letter or in connection with this Consent Letter, either I or any party having interest herein is entitled to submit the dispute to Shanghai International Economic and Trade Arbitration Commission for arbitration in Shanghai in accordance with its arbitration procedures and rules then in effect. The arbitration tribunal shall consist of three arbitrators to be appointed in accordance with the arbitration rules. The claimant and the respondent shall respectively appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through negotiations or designated by Shanghai International Economic and Trade Arbitration Commission. The arbitration proceedings shall be conducted in Chinese in a confidential manner. The arbitration award shall be final and binding upon the parties thereto. Under appropriate circumstances, the arbitration tribunal or arbitrators may award compensation, injunctive relief in respect of each party’s equities, assets, property rights or land assets in accordance with the dispute resolution clause and/or applicable PRC laws, including restriction on conduct of business, restriction or prohibition of transfer or sale of equities or assets, or proposal for the winding-up of the party concerned. In addition, in the course of forming the tribunal, either I or the interested party shall have the right to file an application to any court with competent jurisdiction (including courts in Hong Kong, Cayman Islands and places of incorporation of the interested party (namely Beijing, China and Shanghai, China) and places where either my or the interested party’s main assets are located) for the grant of temporary reliefs. During the arbitration proceeding, this Consent Letter shall continue to be valid except for the part which is disputed by either the interested party or me and subject to arbitration.

(THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK)

(Signature Page of the Consent Letter)

Signature:	/s/ Zhen CHANG
Name:	Zhen CHANG

April 12, 2021

Lihong QIN hereby agrees and accepts this Consent Letter:

Signed by:	/s/ Lihong QIN

Name:	Lihong QIN

NIO Inc.

Signed by:	/s/ Bin LI

Name:	Bin LI
Title:	Chairman

NIO Co., Ltd. and Beijing NIO Network Technology Co., Ltd. hereby agree and acknowledge this Consent Letter:
this Consent Letter:

NIO Co., Ltd. (seal)

Signed by:	/s/ Lihong Qin

Name:	Lihong Qin
Title:	Legal Representative

Beijing NIO Network Technology Co., Ltd. (seal)

Signed by:	/s/ Lihong Qin
Name:	Lihong Qin
Title:	Legal Representative